February 19, 2008

Contract of additional issue of revolving mortgage

Inspected by Sakae Ito and Authorize by Tetsu Ihara

TO: Bank of Tokyo Mitsubishi, Mito Branch (the Bank)
2-7-1 Marunouchi, Chiyoda-ku, Tokyo

Issuer and Obligor:
Kinbasha Co., Ltd.
2-1-10 Saiwai-cho, Hitachi-shi, Ibaraki
President and CEO Masatoshi Takahama

Article 1: Additional issue of revolving mortgage

Contracted	Registered	Registered No.	Registered Place
August 21, 1988	September 20, 1988	35293	Mito District Legal Affairs Bureau
January 8, 1989	January 9, 1989	370	Mito District Legal Affairs Bureau
August 8, 1996	August 8, 1996	25603	Mito District Legal Affairs Bureau
December 24, 2003	December 24, 2003	32867	Mito District Legal Affairs Bureau

In addition to above mortgages, Issuer and Obligor set following additional mortgages. All additional mortgage have No.1 priority order:

Note: Following additional mortgage are appeared in No. 7278 of inventory of joint mortgage.

Land

Address		Land Category Classification	Acreage (sq.m)
1 Jonan, Mito, Ibaraki	4-1	miscellaneous field	365
1 Jonan, Mito, Ibaraki	4-2	housing land	517.20
1 Jonan, Mito, Ibaraki	4-3	miscellaneous field	536
1 Jonan, Mito, Ibaraki	4-4	miscellaneous field	536
1 Jonan, Mito, Ibaraki	4-5	miscellaneous field	528
1 Jonan, Mito, Ibaraki	4-9	housing land	182.09

Construction and its equipped

Address	Housing No.	Construction Category	Structure	Acreage (sq.m)
1 Jonan, Mito,	4-3	Parlor	2 stories Steel-frame with	1st Floor:1,100.03

Ibaraki 4-1, 4-2, 4-3, 4-4, 4-5, 4-9			Aluminum Shingle roofing	2nd Floor:232.34
		Car Park	Steel-frame with Aluminum Shingle roofing	212.23
		Car park	Steel-frame with Aluminum Shingle roofing	159.44

Article 2: Obligation for registration

Issuer and Obligor conducts the procedure of registration and alteration for revolving mortgage without any delay. This applies if agreement for any changes of this revolving mortgage between both parties.

Article 3: Amendment to limitation for secured claim

Issuer and Obligor have to agree with the alteration of limitation for secured claims, increase for maximum amount, fully or partly assignment for revolving mortgage by the Bank. In case of the Bank needs for preservation of mortgage, the Bank is able to suspend the dealing to the Issuer and Obligator.

Article 4: Amendment for joint mortgage

Issuer and Obligator agrees to cooperate with all the joint mortgage contracted in equal condition and registration procedure in case of the alteration for limitation for secured claims, increase for maximum amount, fully or partly assignment for revolving mortgage.

Article 5: Applied Clauses

In addition to the every clause in this contract, Issuer and Obligor agree with the applying the every clause in existing agreement of revolving mortgage.

Article 6: Special contract of Duty of mortgage preservation and subrogation

1. Issuer and Obligator does not express exemption from responsibility if the Bank modifies or cancels for other mortgages or securities for any reason.
2. Issuer and Obligor does not express subrogation during the dealings are being made with the Bank. If the Bank requires its subrogation, Issuer and Obligor assign its right and priority order to the Bank without compensation.